Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Post-Effective Amendment No. 1 to Form S-4 of our report dated February 5, 2026, relating to the financial statements of Churchill Capital Corp IX, as of December 31, 2025 and 2024, for the years then ended, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

March 31, 2026